AGREEMENT OF ASSIGNMENT, ASSUMPTION AND RELEASE

THIS AGREEMENT is effective as of the 17th day of September, 2013, by and among:

San Lotus Holding Inc., a Nevada corporation (the “Assuming Party”);

Green Forest Management Consulting Inc. (the “Debtor”); and

The Creditors (the “Creditors”) listed on Exhibit A hereto.

WHEREAS, the Debtor is indebted to the Creditors under a promissory note in the aggregate principal sum of Ninety One Million Nine Hundred Ninety Six Thousand Five Hundred Twenty Four New Taiwan Dollars (TWD $91,996,524), identified in Exhibit B hereto (referred to as the “Liabilities”).

WHEREAS, the Debtor wishes to assign and delegate its obligations under these Liabilities to the Assuming Party and the Assuming Party wishes to assume the obligations under the Liabilities.

NOW THEREFORE, in consideration of the mutual covenants hereinafter provided and other valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree:

1.	Assignment of the Liabilities. The Debtor assigns its rights and delegates the performance of all of its duties, liabilities and obligations under the Liabilities to the Assuming Party.
2.	Assumption of the Liabilities. The Assuming Party assumes and agrees with the Debtor and the Creditor to fully and faithfully discharge and perform all duties, liabilities and obligations of the Debtor under the Liabilities.
3.	Approval of Assignment and Assumption. The Creditors (a) approve, consent to, and accept the assignment and delegation by the Debtor and to the Assuming Party for the payment and the performance of the Liabilities; and (b) forever release and discharge the Debtor from the Liabilities.

IN WITNESS WHEREOF, the parties hereto have set their hands.

San Lotus Holding Inc.			/s/ Chang Cheng-Sung
Chang Cheng-Sung
By:	/s/ Chen Tseng Chih-Ying
Chen Tseng Chih-Ying
	Chief Executive Officer		/s/ Liao Chi-Sheng
Liao Chi-Sheng

Green Forest Management Consulting Inc.
/s/ Yu Chien-Yang
By:	/s/ Chiang Yu-Chang		Yu Chien-Yang
Chiang Yu-Chang
Chairman of the Board
Da Chuang Business Management Consultant Co., Ltd.

		By:	/s/ Chen Kuan-Yu
Chen Kuan-Yu
Chairman of the Board

Exhibit A

PROMISSORY NOTE HOLDERS

Promissory Note Holder	Value of Shares Sold (TWD)

Chang Cheng-Sung	TWD $30,000,000
Liao Chi-Sheng	TWD $30,000,000
Yu Chien-Yang	TWD $5,500,000
Da Chuang Business Management Consultant Co., Ltd.	TWD $26,496,524

Exhibit B

GREEN FOREST MANAGEMENT CONSULTING INC.

FORM OF

PROMISSORY NOTE

TWD $91,996,524

Dated: ________________, 2013

For value received, and pursuant to the Land Sale and Purchase Agreement dated September __, 2013, Green Forest Management Consulting Inc. promises to pay the sellers of Da Ren International Development Inc., Chang Cheng-Sung, Liao Chi-Sheng, Yu Chien-Yang and Da Chuang Business Management Consultant Co., Ltd. (together, the “Da Ren Sellers”) the sum of Ninety One Million Nine Hundred Ninety Six Thousand Five Hundred Twenty Four New Taiwan Dollars (TWD $91,996,524). Each of the Da Ren Sellers’ ownership interests in this Promissory Note is detailed on Annex A to this Promissory Note.

The sum shall be repaid to the Da Ren Sellers on or before ___________, 2013 according to the instructions of the Da Ren Sellers.

Green Forest Management Consulting Inc.

By:
Chiang Yu-Chang
Chairman of the Board
Green Forest Management Consulting Inc.
Rm. B302C, 3F.-2, No. 185, Kewang Rd.
Longtan Township, Taoyuan County 325
Taiwan (R.O.C.)

Annex A

PROMISSORY NOTE HOLDERS

Promissory Note Holder	Value of Shares Sold (TWD)

Chang Cheng-Sung	TWD $30,000,000
Liao Chi-Sheng	TWD $30,000,000
Yu Chien-Yang	TWD $5,500,000
Da Chuang Business Management Consultant Co., Ltd.	TWD $26,496,524